Exhibit 99.1

For Immediate Release

CHC Group Announces Decision Not to Make Interest Payment on 2020 Notes At This Time

and to Enter Grace Period

April 15, 2016 — Dallas, Texas — CHC Group (OTCQX: HELIF; the “Company”) and its subsidiary CHC Helicopter S.A. decided not to make at this time an interest payment of approximately $46 million due today on its 9.25 % senior secured notes maturing October 15, 2020 (the “2020 Notes”). Under the terms of the indenture governing the 2020 Notes, the Company has a 30-day grace period after the interest payment due date during which it may elect to make the interest payment and cure any potential event of default for nonpayment. The Company believes it is in the best interests of CHC and all of its stakeholders to use the grace period to continue working with its advisors to review all strategic alternatives for restructuring the Company’s debt and improve CHC’s long-term capital structure.

As reported on March 3, 2016, at the end of the FY2016 third quarter, CHC had total liquidity of approximately $377 million to fund the Company’s ongoing operations and meet its obligations to suppliers and employees in the near term. The Company intends to continue to deliver safe, reliable, and effective operations to customers in the normal course of business.

If CHC does not make the interest payment before the grace period expires, either the trustee or the holders of at least 25% in aggregate principal amount of the 2020 Notes could elect to accelerate amounts due under the notes. As of January 31, 2016, $1,014,289,200 aggregate principal amount of 2020 Notes was outstanding.

The failure to make the timely interest payment on the 2020 Notes constitutes a default under certain other agreements of the Company and its subsidiaries, which could result in a cross-default under other agreements. If a resulting default or cross-default triggers acceleration of payments owed thereunder, the amount of such payments could be material.

Seabury Advisors, PJT Partners and CDG Group are serving as financial advisors to the Company and Weil, Gotshal & Manges LLP and Debevoise & Plimpton LLP are serving as its legal advisors.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements included in this press release other than statements of historical fact are "forward-looking statements", including statements regarding the Company’s ability to make interest payments, the outcome of any discussions between the Company and its stakeholders during the grace period, the outcome of the review by the Company of its strategic alternatives, the Company’s ability to restructure its debt and improve its long-term capital structure, whether the trustee or holders of the 2020 Notes will accelerate amounts due under the notes at the conclusion of the grace period, whether the failure to make timely interest payments on the 2020 Notes will result in an event of default under the Company’s other debt and other agreements, whether any of the foregoing or ensuing events could constitute a default or a cross-default and trigger acceleration under any debt or other agreements, whether the Company can obtain certain waivers or forbearances of any such potential defaults or cross-defaults, the Company’s ability to fund its ongoing operations and meet its obligations to suppliers and employees, as well as statements that bear on the Company’s strategy, future operations, projections, conclusions, and forecasts. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements made herein.

ABOUT CHC

CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The Company has a fleet of more than 220 aircraft and operates on six continents.

CHC Group

INVESTORS

Laura Campbell, +1.604.232.7316

Director, Investor Relations

laura.campbell@chc.ca

or

MEDIA

Susan Gordon, +1.214.262.7384

Senior Director, Global Communications

susan.gordon@chc.ca